SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2002

NETSCREEN TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

0-33387	77-0469208
(Commission File Number)	(IRS Employer Identification No.)

350 Oakmead Parkway, Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 730-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report

Item 2.    Acquisition or Disposition of Assets.

On September 18, 2002, NetScreen Technologies, Inc. (“NetScreen”) completed the acquisition of OneSecure, Inc., a Delaware corporation (“OneSecure”), through the merger of a wholly owned subsidiary of NetScreen with and into OneSecure, with OneSecure surviving as a wholly owned subsidiary of NetScreen (the “Merger”). In connection with the Merger, NetScreen issued approximately 3,186,000 shares of NetScreen common stock valued at approximately $40.1 million for all of the issued and outstanding shares of OneSecure capital stock. NetScreen also assumed OneSecure’s outstanding stock options. The Merger is intended to be a reorganization and will be accounted for under the purchase method of accounting. As a result of the Merger, NetScreen acquired all the assets of OneSecure, including OneSecure’s IDP product line and all plant, equipment or other physical property that OneSecure used in its business and assumed all the liabilities of OneSecure. NetScreen intends to rationalize the continued use of the plant, equipment and other physical property of OneSecure consistent with its long-term business objectives. OneSecure develops network intrusion prevention and detection solutions.

In connection with the Merger, NetScreen entered into a registration rights agreement with the stockholders of OneSecure. Pursuant to the registration rights agreement, upon the request of the requisite number of former OneSecure stockholders, NetScreen will file a Form S-3 registration statement with the SEC registering for public resale up to 70% of the shares of NetScreen common stock issued in the Merger (excluding shares of NetScreen common stock held in escrow). In addition, former OneSecure stockholders will be entitled to certain “piggyback” registration rights for one year after the closing of the Merger. The registration rights agreement is attached as an exhibit to the agreement and plan of merger attached as Exhibit 2.01 to this report.

Additionally, upon the closing of the Merger, NetScreen named Nir Zuk to the position of Chief Technology Officer and Rakesh K. Loonkar to the position of Vice President, Strategic Sales. Both individuals were founders and former officers of OneSecure and Mr. Loonkar was a former director of OneSecure.

A press release announcing the completion of the transaction is attached as Exhibit 99.01 to this report.

Item 7.    Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The Registrant intends to file by amendment the required financial information of OneSecure no later than 60 days after the date that this report on Form 8-K must be filed.

(b)  Pro forma financial information.

The Registrant intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding capital stock, including stock options, of OneSecure no later than 60 days after the date that this report on Form 8-K must be filed.

(c)  Exhibits.

2.01	Agreement and Plan of Merger, dated August 22, 2002, by and among the Registrant, Tango Acquisition Corp. and OneSecure, Inc.

99.01	Press Release issued on September 19, 2002 by the Registrant.

99.02	Offer Letter to Nir Zuk, dated August 22, 2002. *

99.03	Offer Letter to Rakesh K. Loonkar, dated August 22, 2002. *

99.04	Restricted Common Stock Purchase Agreement by and between OneSecure, Inc. and Nir Zuk, dated as of February 18, 2000.

99.05	Restricted Common Stock Purchase Agreement by and between OneSecure, Inc. and Rakesh K. Loonkar, dated as of February 18, 2000.

99.06	Stock Option Agreement by and between OneSecure, Inc. and Nir Zuk, dated as of January 24, 2001.

99.07	Stock Option Agreement by and between OneSecure, Inc. and Nir Zuk, dated as of July 5, 2001.

99.08	Stock and Option Vesting Waiver Agreement by and between Nir Zuk and the Registrant, dated August 22, 2002.

99.09	Stock Vesting Waiver Agreement by and between Rakesh K. Loonkar and the Registrant, dated August 22, 2002.

99.10	Form of Noncompetition Agreement by and between the Registrant and each of Nir Zuk and Rakesh K. Loonkar, dated August 22, 2002.

*	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCREEN TECHNOLOGIES, INC.

By:	/s/ ROBERT D. THOMAS
Robert D. Thomas President, Chief Executive Officer

Date: October 3, 2002

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.01	Agreement and Plan of Merger, dated August 22, 2002, by and among the Registrant, Tango Acquisition Corp. and OneSecure, Inc.

99.01	Press Release issued on September 19, 2002 by the Registrant.

99.02	Offer Letter to Nir Zuk, dated August 22, 2002. *

99.03	Offer Letter to Rakesh K. Loonkar, dated August 22, 2002. *

99.04	Restricted Common Stock Purchase Agreement by and between OneSecure, Inc. and Nir Zuk, dated as of February 18, 2000.

99.05	Restricted Common Stock Purchase Agreement by and between OneSecure, Inc. and Rakesh K. Loonkar, dated as of February 18, 2000.

99.06	Stock Option Agreement by and between OneSecure, Inc. and Nir Zuk, dated as of January 24, 2001.

99.07	Stock Option Agreement by and between OneSecure, Inc. and Nir Zuk, dated as of July 5, 2001.

99.08	Stock and Option Vesting Waiver Agreement by and between Nir Zuk and the Registrant, dated August 22, 2002.

99.09	Stock Vesting Waiver Agreement by and between Rakesh K. Loonkar and the Registrant, dated August 22, 2002.

99.10	Form of Noncompetition Agreement by and between the Registrant and each of Nir Zuk and Rakesh K. Loonkar, dated August 22, 2002.

*	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.